UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 29, 2010

SCIENTIFIC GAMES CORPORATION

(Exact Name of Registrant as Specified in Charter)

0-13063

(Commission File Number)

Delaware	81-0422894
(State or other Jurisdiction	(IRS Employer
of Incorporation)	Identification Number)

750 Lexington Avenue, New York, New York 10022

(Address of Principal Executive Offices)

(Zip Code)

(212) 754-2233

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management

Item 5.02.             Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 29, 2010, A. Lorne Weil, the Chairman of the Board of Directors (the “Board”) of Scientific Games Corporation (the “Company”), succeeded Michael R. Chambrello as Chief Executive Officer of the Company.  Effective November 29, 2010, Mr. Chambrello assumed the newly created role of Chief Executive Officer — Asia-Pacific Region in order to devote more time and attention to the Company’s growth strategy in China and other parts of the Asia-Pacific region.  Mr. Chambrello will report to Mr. Weil and continue to serve on the Board.

Effective November 29, 2010, David L. Kennedy was named Executive Vice Chairman of the Company.  In this role, Mr. Kennedy will oversee the operational performance of the Company across all of its business units and will report to Mr. Weil.  Mr. Kennedy has served as non-executive Vice Chairman of the Board since late 2009.

The Company issued a press release announcing these management changes, a copy of which is attached hereto as Exhibit 99.1.

Mr. Kennedy has ceased serving on the Audit and Compensation Committees of the Board, and Mr. Chambrello has ceased serving on the Executive and Finance Committee of the Board.

Mr. Weil has been Chairman of the Board since October 1991.  Mr. Weil served as the Company’s Chief Executive Officer from April 1992 to December 2008.  Mr. Weil also served as President of the Company from August 1997 to June 2005.  From 1979 to November 1992, Mr. Weil was President of Lorne Weil, Inc., a firm providing strategic planning and corporate development services to high technology industries.  Previously, Mr. Weil was Vice President of Corporate Development at General Instrument Corporation, working with wagering and cable systems.  Mr. Weil is a director of Sportech plc and Avantair, Inc.

Mr. Kennedy is Senior Executive Vice President of MacAndrews & Forbes Holdings Inc. and Vice Chairman of Revlon, Inc.  Mr. Kennedy served as the President and Chief Executive Officer of Revlon from September 2006 through May 2009 and has held various senior management and senior financial positions with Revlon and The Coca-Cola Company during his 38-year business career. Mr. Kennedy is a director of Revlon, Inc. and Revlon Consumer Products Corporation.

Since December 2009, the Company has employed A. Lorne Weil’s brother, Richard Weil, as Vice President, International Business Development and Sales, at a base salary rate of $335,000 and an annual target bonus opportunity of 50% of his base salary.  Upon joining the Company, he was awarded 10,000 restricted stock units (“RSUs”) and 20,000 stock options (with an exercise price of $14.08, representing the market value of the Company’s stock on the date of grant, and a ten-year term), which awards vest 20% on each of the first five anniversaries of the grant date.  In early 2010, he was awarded a consultant bonus of $50,000 and, as part of the Company’s annual bonus and equity awards, a pro rata cash bonus for 2009 of $5,578, 7,492 RSUs and 14,696 stock options (with an exercise price of $15.65, representing the market value of our stock on the date of grant, and a ten-year term), which equity awards vest 25% on each of the first four anniversaries of the grant date.  During 2010, he also has served as a member of the board of managers and Chief Executive Officer of the Company’s Sciplay joint venture with Playtech Limited.  It is currently anticipated that he will cease serving as the Company’s Vice President, International Business Development and Sales in the near future but continue in his roles with Sciplay and remain an employee of the Company performing such international business development activities as may be assigned to him.  His base salary rate is expected to be $375,000 with an annual target bonus opportunity of 50% of his base salary.  Sciplay is expected to be responsible for 80% of his salary and 80% of his annual bonus.

Since December 2008, the Company has employed A. Lorne Weil’s son, Luke Weil, as Director, International Business Development.  His current compensation rate is approximately $160,000 (representing his base salary rate and annual bonus opportunity).  In early 2009, he was awarded 2,048 RSUs as part of the Company’s annual equity awards, which awards vest 20% on each of the first five anniversaries of the grant date.  In early 2010, as part of the Company’s annual bonus and equity awards, he was awarded a cash bonus for 2009 of $12,488 and 1,997 RSUs, which equity awards vest 25% on each of the first four anniversaries of the grant date.

In connection with the foregoing management changes, the Company entered into an employment agreement with Mr. Kennedy as well as amendments to the employment agreements of Messrs. Weil and Chambrello.  The terms are summarized below.

Amendment to Employment Agreement with Mr. Weil

The amendment to Mr. Weil’s employment agreement will extend the term thereof for an additional two (2) years to December 31, 2015, subject to automatic renewals for one additional year at the end of the initial term and each anniversary thereof.  Mr. Weil will serve as Chief Executive Officer of the Company.  Mr. Weil will continue to serve as Chairman of the Board at the Board’s discretion.

Under the amended agreement, Mr. Weil’s base salary will be $1.5 million per annum, subject to an annual inflation adjustment.  Mr. Weil will also have the opportunity to earn up to 100% of his base salary as incentive compensation (“target bonus”) upon achievement of target level performance goals for a given year and the opportunity to earn up to 200% of his base salary upon achievement of maximum performance goals for a given year.

Beginning in 2013, Mr. Weil will be entitled to receive annual equity awards with a value up to 200% of his base salary in the sole discretion of the Compensation Committee of the Board (the “Committee”) and in accordance with the applicable plans and programs for senior executives of the Company.  Each annual award may include any combination of stock options or RSUs as Mr. Weil may specify.

In connection with the amendment, Mr. Weil was awarded sign-on equity awards consisting of one (1) million stock options (with an exercise price of $9.00 per share and a ten-year term) and one (1) million RSUs, which awards have a four-year vesting schedule (one-quarter vesting on December 31, 2011 and on each of the next three anniversaries of such date) (such options and RSUs, the “time-vesting equity awards”).  Mr. Weil was also awarded an additional performance-based award consisting of one (1) million stock options (with an exercise price of $8.06 per share (representing the market value of the Company’s stock on the date of grant) and one (1) million RSUs, which awards will vest at the rate of 20% per year if the Company’s “adjusted EBITDA” (as defined below) for a particular year equals or exceeds the adjusted EBITDA target applicable for such year as set forth in the amendment (with the actual vesting date to be March 15 of the following year, assuming the target is met), subject to the “carryover” provisions described below (such performance-vesting options and RSUs, the “performance-vesting equity awards”).

If the adjusted EBITDA target for any particular 20% increment of the performance-vesting equity awards is first achieved in a year later than the year specified above, but the higher adjusted EBITDA target for such later year is not achieved, then one-half of the earlier 20% increment will vest, and the remainder of such earlier 20% increment will vest in the first subsequent year (if any) for which the specified adjusted EBITDA target for such subsequent year is fully achieved.  For 2015 only, any remaining unvested percentage increments from prior years (but not the last 20% increment) will vest to the extent that the adjusted EBITDA targets for such prior years are achieved in 2015, whether or not the adjusted EBITDA target for 2015 itself is achieved.  The performance-vesting options will expire, and the performance-vesting RSUs will be forfeited, on March 15, 2016 to the extent that such awards remain unvested on such date. Any performance-vesting options that have vested by March 15, 2016 will expire ten (10) years from the date of grant.

“Adjusted EBITDA” is defined in the amendment as earnings before interest, taxes, depreciation and amortization of the Company and its subsidiaries on a consolidated basis determined by the Committee in a manner consistent with any determination of this or any similar metric applicable for awards or bonuses to other senior executives of the Company, adjusted (without duplication) to (i) add back in each fiscal year an amount reflected in the Company’s equity in earnings in joint ventures for such year attributable to the amortization by the Company’s joint venture of upfront payments associated with the tender process for the concession awarded in May 2010 to operate the Gratta e Vinci instant ticket lottery in Italy and (ii) exclude in each year except 2015 any “pro forma adjustment” to the extent such “pro forma adjustment” might otherwise have been included in the calculation of adjusted EBITDA to reflect projected cost savings or additional costs in connection with a “material acquisition” (as such term is defined in the Company’s credit agreement), as adjusted at the discretion of the Committee or the Board. “Adjusted EBITDA” as defined for purposes of the amendment is not determined in the same manner as the adjusted EBITDA metric publicly disclosed by the Company, nor are the “adjusted EBITDA targets” included in the amendment indicative of the Company’s future results.

In the event the aggregate consideration paid by the Company in connection with new “investments” (as such term is defined in the Company’s credit agreement) in any year exceeds $75 million (as such threshold may be increased to the extent that Investments in prior years did not exceed such threshold), the incremental EBITDA resulting from each such Investments will be included in adjusted EBITDA subject to reduction during each applicable year by:  (i) the annual interest cost for such year on proceeds of debt used to make such Investment (calculated in accordance with the amendment); provided that, in any year subsequent to the year of such Investment, such debt shall be deemed to be repaid (and, accordingly, such interest cost will be appropriately reduced) in an amount equal to the free cash flow (calculated in accordance with the amendment) generated by the Company in the immediately preceding year that is attributable to such Investment; (ii) a “deemed” annual interest cost on equity used as consideration to make such Investment (as reasonably determined by the Committee); and (iii) an amount equal to the “capital expenditures” (as such term is defined in the Company’s credit agreement) of the relevant business during the year prior to the Investment.

Delivery of shares in respect of vested performance-vesting RSUs will occur on March 15, 2016, provided that such RSUs will be forfeited to the extent that sufficient shares are not available under the Company’s equity incentive compensation plan for such delivery.  The performance-vesting stock options will not be exercisable to the extent that sufficient shares are not available under the plan for the delivery of the shares issuable upon such exercise.  To the extent that sufficient shares are not available under the plan for the delivery of the shares subject to 500,000 time-vesting RSUs that are scheduled to vest on December 31, 2013 and December 31, 2014, the Company will settle such delivery in cash.  To the extent that sufficient shares are not available under the plan for the delivery of the shares issuable upon the exercise of 200,000 of the time-vesting options that are scheduled to become exercisable on December 31, 2014, the Company will elect to settle such exercise in cash.

Vesting of the time-vesting equity awards would accelerate upon a “change in control” (as such term is defined in the amendment).  Any unvested portion of the performance-vesting equity awards will be forfeited upon termination of Mr. Weil’s employment with the Company.

If Mr. Weil’s employment is terminated by the Company without “cause” or by Mr. Weil for “good reason” (as such terms are defined in the amendment), then he would be entitled to receive:  (i) a pro rata portion of the bonus (if any) for the then-current fiscal year that would have been payable to Mr. Weil had he remained employed during the entire year; (ii) an amount equal to two (2) times the sum of his base salary and “severance bonus amount” (i.e., an amount equal to the highest annual incentive compensation paid to Mr. Weil in respect of the two (2) most recent fiscal years but not more than his target bonus for the then-current fiscal year); (iii) full vesting of his equity awards (including the time-vesting equity awards, but excluding the performance-vesting equity awards, which would be forfeited); and (iv) reimbursement of monthly COBRA premiums for up to 12 months if Mr. Weil elects to continue medical coverage under the Company’s group health plan in accordance with COBRA.  If Mr. Weil’s employment is terminated by the Company without “cause” or by him for “good reason” within one (1) year after a change in control, then he would be entitled to receive the payments and benefits described in the preceding sentence, except that the multiplier in clause (ii) of the preceding sentence would be three (3) instead of two (2).

In the event of Mr. Weil’s death, his beneficiary or estate would be entitled to receive a lump sum payment equal to his base salary and full vesting of his equity awards (including the time-vesting equity awards, but excluding the performance-vesting equity awards, which would be forfeited).  In the event Mr. Weil is terminated due to his “total disability” (as such term is defined in the amendment), he would be entitled to receive: (i) a pro rata portion of his bonus (if any) for the then-current fiscal year that would have been payable to Mr. Weil had he remained employed during the entire year; (ii) an amount equal to the sum of his base salary and severance bonus amount (with such amount reduced by any disability payments provided to Mr. Weil under the Company’s disability plans); (iii) full vesting of his equity awards (including the time-vesting equity awards, but excluding the performance-vesting equity awards, which would be forfeited); and (iv) reimbursement of monthly COBRA premiums for up to 12 months if Mr. Weil elects to continue medical coverage under the Company’s group health plan in accordance with COBRA.

Mr. Weil’s employment agreement will continue to contain, among other things, covenants imposing on him certain obligations with respect to confidentiality and proprietary information, and restricting his ability to engage in certain activities in competition with the Company during his employment and for a period of 24 months after termination.

The foregoing description of the terms of the amendment to Mr. Weil’s employment agreement is qualified in its entirety by the full text of the amendment, a copy of which is attached hereto as Exhibit 10.1.

Amendment to Employment Agreement with Mr. Chambrello; Asia-Pacific Business Incentive Compensation Program

The amendment to Mr. Chambrello’s employment agreement will extend the term thereof for an additional three (3) years until December 31, 2013, subject to automatic renewals for one additional year at the end of the initial term and each anniversary thereof.  In his capacity as Chief Executive Officer — Asia-Pacific Region, Mr. Chambrello will be responsible for the day-to-day operations of, and business development for, the Company’s business in China and potentially other parts of the Asia-Pacific region (the “Asia-Pacific Business”).

Under the amended agreement, Mr. Chambrello’s base salary will be $1 million per annum, but Mr. Chambrello’s salary will no longer be subject to an annual inflation adjustment.  Beginning with the 2011 fiscal year, Mr. Chambrello’s annual target bonus opportunity will be reduced from 100% of his base salary to 50% of his base salary (with no “maximum” bonus opportunity), and such bonus will be tied to the financial performance of the Asia-Pacific Business.  In connection with entering into the amendment, Mr. Chambrello will receive a cash sign-on award of $1.7 million.

Mr. Chambrello would be entitled to $1.5 million upon the earliest to occur of (i) his death, (ii) termination of his employment by the Company without “cause” or due to his “total disability,” or termination by Mr. Chambrello for “good reason” (as such terms are defined in the agreement), and (iii) December 31, 2012 (provided Mr. Chambrello’s employment has not been terminated by the Company for cause on or prior to such date).  If Mr. Chambrello’s employment is terminated by the Company without cause or by him for good reason in connection with a “change in control” (as such term is defined in the agreement), then he would be entitled to receive the payment described in the preceding sentence plus an additional sum equal to his base salary plus his “severance bonus amount” (i.e., an amount equal to the highest annual incentive compensation paid to Mr. Chambrello in respect of the two (2) most recent fiscal years but not more than his base salary as of the termination date).  In the event of Mr. Chambrello’s death or the termination of his employment by the Company without cause or due to his total disability or by Mr. Chambrello for good reason, or due to the expiration of the term of his agreement, Mr. Chambrello would also be entitled to a pro rata portion of the bonus (if any) for the then-current fiscal year that would have been payable to Mr. Chambrello had he remained employed during the entire year.  Upon any termination of Mr. Chambrello’s employment (other than termination by the Company for cause), Mr. Chambrello would be entitled to full vesting of his stock options and restricted stock units and, except in the case of Mr. Chambrello’s death, reimbursement of monthly COBRA premiums for up to 18 months if Mr. Chambrello elects to continue medical coverage under the Company’s group health plan in accordance with COBRA.

Mr. Chambrello’s employment agreement will continue to contain, among other things, covenants imposing on him certain obligations with respect to confidentiality and proprietary information, and restricting his ability to engage in certain activities in competition with the Company during his employment and for a period of 12 months after termination.

In lieu of any annual award of stock options or RSUs, Mr. Chambrello will participate in a new incentive compensation program under which compensation is linked to the appreciation in the value of the Asia-Pacific Business over a four-year period (the “Program”).  Under the terms of the Program, participants will be eligible to receive, in the aggregate, up to 7.5% of the “final appreciation amount” (as described below) subject to a cap of (i) $50 million, in the event a “Asia-Pacific Business liquidity event” (generally, an initial public offering (“IPO”) or strategic investment by a third party involving the Asia-Pacific Business that is approved by the Company) occurs prior to December 31, 2014, and (ii) $35 million, in the event such a liquidity event does not occur by December 31, 2014 (the “Incentive Compensation Pool”).

In the event an Asia-Pacific Business liquidity event occurs prior to December 31, 2014, the “final appreciation amount” will be the sum of:

•                  the product of (A) the “attributable” EBITDA of the Asia-Pacific Business (which, for purpose of the Program, includes all costs on a “fully-loaded” basis, including compensation of the Program participants and the accrued costs of the Program) for 2014 less the “attributable” EBITDA of the Asia-Pacific Business for 2010 and (B) the applicable EBITDA multiple (e.g., if an IPO involving the Asia-Pacific Business has occurred, the EBITDA multiple implied by the publicly traded stock of the Asia-Pacific Business), plus

•                  the product of (A) the “attributable” EBITDA of the Asia-Pacific Business for 2010 and (B) the lesser of (1) an EBITDA multiple based on a grid set forth in the amendment less the Company’s EBITDA multiple based on its 2010 financial results and (2) 5.1.

Such final appreciation amount will be adjusted downward to take into account the net debt of the Asia-Pacific Business as of December 31, 2014 and capital expenditures and investments made by the Company for the benefit of the Asia-Pacific Business over the four-year period, and upward to take into account any dividends made to the Company from the Asia-Pacific Business over the four-year period.

In the event an Asia-Pacific Business liquidity event does not occur prior to December 31, 2014, the “final appreciation amount” will be the “final valuation” (i.e., the “attributable” EBITDA of the Asia-Pacific Business for 2014 multiplied by an EBITDA multiple based on the grid set forth in the amendment, less the net debt of the Asia-Pacific Business as of December 31, 2014) less the “initial valuation” (i.e., the “attributable” EBITDA of the Asia-Pacific Business for 2010 multiplied by the Company’s EBITDA multiple based on its 2010 financial results, less the net debt of the Asia-Pacific Business as of December 31, 2010).

Such final appreciation amount will be adjusted downward to take into account capital expenditures and investments made by the Company for the benefit of the Asia-Pacific Business over the four-year period and upward to take into account any dividends made to the Company from the Asia-Pacific Business over the four-year period.

Mr. Chambrello will be eligible to receive 36.7% of the Incentive Compensation Pool (or 2.75% of the final appreciation amount, subject to the caps described above), subject to the terms and conditions set forth in the Program.  Payment under the Program (if any) will occur within 70 days of December 31, 2014.  In the event the employment (or consultancy) of a participant (including Mr. Chambrello) is terminated prior to December 31, 2014, such participant will forfeit any payment under the Program.  However, if such termination was due to the death or “total disability” of the participant, or if the Company terminated the participant without “cause” (as such terms are defined in the Program) or failed to renew the applicable employment (or consulting) agreement of the participant (under circumstances where the participant was ready, willing and able to renew such agreement), such participant will receive the payment otherwise payable at the end of the four-year period, pro-rated based on the duration of such employment (or consultancy) during such period.

The foregoing descriptions of the terms of the amendment to Mr. Chambrello’s employment agreement and the terms of the Program are qualified in their entirety by the full text of the amendment and the Program, copies of which are attached hereto as Exhibit 10.2 and Exhibit 10.4, respectively.

Employment Agreement with Mr. Kennedy

On November 29, 2010, the Company entered into an employment agreement with Mr. Kennedy.  Under the terms of the employment agreement, Mr. Kennedy will become Executive Vice Chairman of the Company focusing on enhancing the operational performance of the Company and reporting to Mr. Weil.  The term of Mr. Kennedy’s employment agreement will expire on December 31, 2013.

Under the agreement, Mr. Kennedy will receive an annual base salary of $1 million.  Mr. Kennedy will also have the opportunity to earn up to 100% of his base salary as incentive compensation (“target bonus”) upon achievement of target level performance goals for a given year and the opportunity to earn up to 200% of his base salary upon achievement of maximum performance goals for a given year.

Mr. Kennedy will be entitled to receive annual equity awards with a value up to 155% of his base salary in the sole discretion of the Committee and in accordance with the applicable plans and programs for senior executives of the Company.

If Mr. Kennedy’s employment is terminated by the Company without “cause” or by Mr. Kennedy for “good reason” (as such terms are defined in the agreement), then he would be entitled to receive: (i) a pro rata portion of the bonus (if any) for the then-current fiscal year that would have been payable to Mr. Kennedy had he remained employed during the entire year; (ii) an amount equal to two (2) times the sum of his base salary and “severance bonus amount” (i.e., an amount equal to the highest annual incentive compensation paid to Mr. Kennedy in respect of the two (2) most recent fiscal years but not more than his target bonus for the then-current fiscal year, provided if he was not employed by the Company during the prior fiscal year, the severance bonus amount will be his target bonus); and (iii) full vesting of his equity awards.

In the event of Mr. Kennedy’s death, his beneficiary or estate would be entitled to receive a lump sum payment equal to his base salary and full vesting of his equity awards.  In the event Mr. Kennedy is terminated due to his “total disability” (as such term is defined in the agreement), he would be entitled to receive: (i) a pro rata portion of his bonus (if any) for the then-current fiscal year that would have been payable to Mr. Kennedy had he remained employed during the entire year; (ii) an amount equal to the sum of his base salary and severance bonus amount (with such amount reduced by any disability payments provided to Mr. Kennedy under the Company’s disability plans); and (iii) full vesting of his equity awards.

Mr. Kennedy’s employment agreement also contains, among other things, covenants imposing on him certain obligations with respect to confidentiality and proprietary information, and restricting his ability to engage in certain activities in competition with the Company during his employment and for a period of 18 months after termination.

The foregoing description of the terms of Mr. Kennedy’s employment agreement is qualified in its entirety by the full text of the agreement, a copy of which is attached hereto as Exhibit 10.3.

Section 9 - Financial Statements and Exhibits

Item 9.01.              Financial Statements and Exhibits.

(d)  Exhibits

Exhibit No.	Description

10.1	Amendment to Employment Agreement, dated as of December 2, 2010, between A. Lorne Weil and Scientific Games Corporation.

10.2	Amendment to Employment Agreement, dated as of November 29, 2010, between Michael R. Chambrello and Scientific Games Corporation.

10.3	Employment Agreement, dated as of November 29, 2010, between David L. Kennedy and Scientific Games Corporation.

10.4	Asia-Pacific Business Incentive Compensation Program.

99.1	Press Release of Scientific Games Corporation, issued November 29, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SCIENTIFIC GAMES CORPORATION

	By:	/s/ Jeffrey S. Lipkin
	Name:	Jeffrey S. Lipkin
	Title:	Senior Vice President and Chief Financial Officer

Date: December 3, 2010

Exhibit Index

Exhibit No.	Description

10.1	Amendment to Employment Agreement, dated as of December 2, 2010, between A. Lorne Weil and Scientific Games Corporation.

10.2	Amendment to Employment Agreement, dated as of November 29, 2010, between Michael R. Chambrello and Scientific Games Corporation.

10.3	Employment Agreement, dated as of November 29, 2010, between David L. Kennedy and Scientific Games Corporation.

10.4	Asia-Pacific Business Incentive Compensation Program.

99.1	Press Release of Scientific Games Corporation, issued November 29, 2010.